Exhibit 99.1

Proposed acquisition of Stillwater Mining Introducing Sibanye December 2016

Disclaimer 2 Additional Information and Where to Find It This presentation does not constitute the solicitation of any vote, proxy or approval. In connection with the proposed transaction, Sibanye Gold (“Sibanye”) intends to post to its shareholders a JSE Limited (“JSE”) Category 1 circular subject to the approval of the circular by the JSE and Stillwater Mining Company (“Stillwater”) intends to file with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The JSE Category 1 circular and other relevant documents will be sent or otherwise disseminated to Sibanye’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE JSE CATEGORY 1 CIRUCLAR AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant documents will be sent or otherwise disseminated to Stillwater’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, Sibanye shareholders may obtain free copies of the JSE Category 1 circular by going to Sibanye’s website at www.sibanyegold.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC's website (http://www.sec.gov), when available. Stillwater shareholders may obtain free copies of the proxy statement once it is available from Stillwater by going to Stillwater’s website at www.stillwatermining.com. Participants in the Solicitation Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the proposed transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended December 31, 2015, which was filed with the SEC on March 21, 2016. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 22, 2016. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that Stillwater intends to file with the SEC. No Offer or Solicitation This presentation is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the U.S. Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements. Forward Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “forecast”, “expect”, “potential”, “intend”, “estimate”, “anticipate”, “can” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. In this presentation, for example, statements related to expected timings of the transactions (including completion), potential transaction benefits (including financial re-ratings), pricing expectations, levels of output, supply and demand, information related to the Blitz Project, and estimations or expectations of enterprise value, EBTIDA and net asset values, are forward-looking statements. The forward-looking statements set out in this presentation involve a number of known and unknown risks, uncertainties and other factors, many of which are difficult to predict and generally beyond the control of Sibanye and Stillwater, that could cause Sibanye’s or Stillwater’s actual results and outcomes to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, without limitation: Sibanye’s or Stillwater’s ability to complete the proposed transaction; the inability to complete the proposed transaction due failure to obtain approval of the shareholders of Sibanye or Stillwater or other conditions in the Merger Agreement; Sibanye’s ability to successfully integrate the acquired assets with its existing operations; Sibanye’s ability to achieve anticipated efficiencies and other cost savings in connection with the transaction; Sibanye’s ability to implement its strategy and any changes thereto; Sibanye’s future financial position, plans, strategies, objectives, capital expenditures, projected costs and anticipated cost savings and financing plans; changes in the market price of gold, platinum group metals (“PGMs”) and/or uranium. These forward-looking statements speak only as of the date of this presentation. Neither Sibanye nor Stillwater undertake any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

CEO – Neal Froneman I am a family man, happily married with 3 grown up professional children, two of whom are employed by Sibanye A professional engineer and also hold a commerce degree. 32 years of mining industry experience having been a CEO of operating mining companies for over 14 years. I am also the Vice President of the SA Chamber of Mines. I live in South Africa and spend considerable time in the US and have also made significant personal US investments in property in Pompano Beach Florida. I have a passion for flying and have both a rotor and fixed wing private pilots license. Early on in life I raced fast cars. I enjoy the outdoors, wildlife and hunting which have culminated in a private game ranch I have developed called Ticaboo “Place of Peace” I enjoy music and play the keyboards and drums. I am now learning to play the base guitar. Most of time is spent on being the “Chief Enabling Officer” of Sibanye. 3 A passion for people and life

4 Introducing Sibanye Our operating strategy and results The Stillwater transaction rationale Conclusion and next steps

Introducing Sibanye: “We are One”

A leading precious metals company with over 60,000 employees Shares in issue Shares in ADR form 923 902 469 187 401 744 Market cap R22.2 billion (US$1.6 billion) Listings JSE Limited share code: SGL New York Stock Exchange ADR programme share code: SBGL Debt* R5.3 billion (US$375 million) of R10.1 billion term and revolving facility Major Sibanye Gold shareholders * Gold One Limited 20.07% Public Investment Corporation 9.01% Old Mutual 4.98% Van Eck Associates Corporation 4.73% Contact details Libanon Business Park 1 Hospital Road (off Cedar Avenue), Westonaria, 1779 South Africa Neal Froneman CEO Tel: +27 11 278 9600 e-mail: neal.froneman@sibanyegold.co.za James Wellsted Investor Relations Tel: +27 11 278 9656 e-mail: james.wellsted@sibanyegold.co.za * Source: J.P.Morgan Cazenove, October 2016 * At 30 June 2016, except market cap at 9 December 2016 * Source: J.P.Morgan Cazenove, September 2016 Shareholder geographic distribution* Corporate overview 6 33% 67% Shareholder geographic distribution* USA Others

Free State operations and projects Beatrix Beisa project Bloemhoek project De Bron Merriespruit project Hakkies project Robijn project Location of current gold and platinum operations Mimosa SOUTH AFRICA ZIMBABWE JOHANNESBURG West Wits operations and projects: Cooke Driefontein Kloof WRTRP South Rand project (Burnstone) Platinum Mile Kroondal JOHANNESBURG Rustenburg operations Key Bushveld Complex Great Dyke Witwatersrand Basin Platinum operations Gold operations A sizeable and consolidated regional presence 7

Executive Structure

Sibanye



Executive Committee
CHARL KEYTER
Chief Financial Officer
HARTLEY DIKGALE
EVP Corporate Affairs
DAWIE MOSTERT
EVP Commercial Services and Organisational Effectiveness
JOHN WALLINGTON
EVP Coal and Energy
THEMBA NKOSI
EVP Human Capital
RICHARD STEWART
EVP Business Development
NEAL FRONEMAN
Chief Executive Officer
Gold & Uranium Division Executive
WAYNE ROBINSON
Divisional CEO
CORNE STRYDOM
SVP Technical Services
ADAM MUTSHINYA
SVP Human Capital
PIETER HENNING
SVP Finance
Platinum Division Executive
ROBERT VAN NIEKERK
Acting Divisional CEO
JUSTIN FRONEMAN
SVP Finance
SHADWICK BESSIT
SVP Mining
BHEKI KHUMALO
SVP Human Capital
DAWIE VAN ASWEGEN
SVP Technical Services
CEO's Office
JAMES WELLSTED
SVP Investor Relations
THABISILE PHUMO
SVP Communications
PETER TURNER
SVP Safety, Health & Environment
GEORGE ASHWORTH
VP Organisational Effectiveness
NASH LUTCHMAN
SVP Protection Services

A divisionalzed structure with clear role clarity

8

Our core purpose SIBANYE’S MINING IMPROVES LIVES 9

Our vision SUPERIOR VALUE CREATION FOR ALL OUR STAKEHOLDERS Through mining our multi-commodity resources in a safe and healthy environment Sibanye CARES 10 supported by our CARES Values 11 Deliver on our promises to all stakeholders Accept responsibility and consequences for our actions Show regard and consideration for others Make it easy to work productively and safely I am safe, we are safe! We live our values in Sibanye

Superior value for all stakeholders 12 Shareholders: return on investment: dividends and capital appreciation Employees: good health and prosperity, sustainable employment Communities: service delivery, housing, infrastructure, jobs and peace Unions and associations: growing and satisfied membership Suppliers: ability to transact on a sustainable and fair basis Government: transformation, economic growth, poverty alleviation and political control Management: satisfied stakeholders and strategic success Caters for all stakeholders

Delivering value for employees Care for iMali improving personal financial management benefitted over 22,000 employees and community members garnishee orders decreased by 49% Affordable home ownership benefited over 300 families since 2015 Progress towards a Social and Economic Compact sharing of profits with employees and protecting the company during economic downturns 13

Delivering value to communities Public Private Partnerships to facilitate high impact regional projects in local and labour sending areas Job creation and skills development key drivers >640 jobs created >20 000 beneficiaries in bursaries, learnerships, AET and portable skills Broad-based empowerment of local communities agricultural hub concept launched on the West Rand 14 Ensuring community development in areas we operate

Environmental value delivery WRTRP: reprocessing of West Wits surface tailings facilities Sibanye AMANZI: proactive and innovative water management strategy Photovoltaic project: environmentally friendly, renewable energy generation Gas power at Beatrix and powered underground locos and bus fleet 15

Our Operating Strategy and Results

Superior value for all stakeholders 17 Delivery on all strategic imperatives is critical to long term success Safety, volume, cost, grade – our operational deliverables that underpin our business Strong cashflow supports the dividend to shareholders and underpins our growth Growth (organic and acquisitive) ensures long term delivery of sustainable rewards to all stakeholders A holistic, integrated strategy and operating model

Results orientated and focused leadership Strong technical and operational competence Excellence in people management Empowered, enabled and energised teams Effective operating model Entrepreneurial business development Mutually beneficial stakeholder and strategic relationships Good understanding of capital and commodity market dynamics Our Operating Model supports sound business principles How we do things 18

Our operating model 19 Superior value creation Operational credibility and delivering superior value to stakeholders SIBANYE Reduce costs and paylimits Increase flexibility Increase margins Optimise all capital including balance sheet Strong cash flows Robust dividends

Safety trends 20 Safety standards comparable with international benchmarks * Rates expressed per million man hours worked 0.24 0.15 0.18 0.12 0.14 0.17 0.1 0.12 0.06 0.00 0.10 0.20 0.30 Fatal injury f requency rate* FIFR US Mining Industry 0.00 0.10 0.20 0.30 FIFR – peer comparison Sibanye Peer 1 Peer2 11.56 6.76 4.73 5.26 5.79 6.9 6.13 5.87 6.74 0 3 6 9 12 Lost day injury frequency rate* LDIFR Australian Benchmark 0 5 10 15 20 LDIFR – peer comparison Sibanye Peer 1 Peer2 2007 2008 2009 2010 2011 2012 2013 2014 2015 2007 2008 2009 2010 2011 2012 2013 2014 2015 2007 2008 2009 2010 2011 2012 2013 2014 2015 2007 2008 2009 2010 2011 2012 2013 2014 2015

Operational track record 21 Turnaround effected and maintained 500 750 1000 1250 1500 1750 500 1,000 1,500 2,000 2,500 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016F Production (koz) Gold Price ($/oz) AISC Annual gold production (koz) US$/ oz Historical Forecast Gold Fields Sibanye

Set up a sustainable Gold Division 22 Our sustainability has been significantly enhanced Pre-feasibilities studies undertaken De Bron Beisa Pending capital approval WRTRP Projects in development Burnstone Below infrastructure projects Kloof Driefontein Surface reserves in LoM Kloof Driefontein Cooke Beatrix Underground reserves in LoM Kloof Driefontein Cooke Beatrix Note: Project profile is based on pre-feasibility and feasibility studies as at December 2015 Based on Reserves declared as at 31 December 2015 Assumptions: Gold price: R430,000/kg, Uranium R1,455/lb (real 2015 terms) Gold Fields plan 31,000kg (1Moz) 0 10,000 20,000 30,000 40,000 50,000 60,000 kg

Our value creation focus Continue to drive operational excellence on existing asset base A proven operating model Robust cash flow Strong balance sheet Investing in organic growth R3.6bn approved in mid-2015 for organic growth projects in the Gold Division Grow our business through value accretive transactions – PGM sector a logical step Aquarius acquisition (2016) Rustenburg acquisition (2016) Stillwater acquisition (2017) Operational excellence drives cash flow in complementary Gold-PGM platform 23

Our PGM view is positive over the long-term Despite near-term headwinds, long-term fundamentals remain robust Source: Johnson Matthey, WPIC, broker consensus estimates Note: 1. Price forecasts in real terms Platinum: net market balance (koz) vs. price¹ Palladium: net market balance (koz) vs. price¹ SA supply expected to regress from 2020E onwards Industry-wide capex and production cuts already enforced SA platinum supply unlikely to return to pre Global financial crisis levels, when it peaked at 5.3moz in 2007 Historically significant secondary supply growth being eroded by prevailing commodity prices Auto sales volumes continue to rise even in diesel markets Deficit drawdowns and working capital cycle underpin a return to sustainable basket prices over the medium term Despite a weaker platinum outlook compared to palladium above ground stocks should normalize by 2018 28 0 500 1,000 1,500 2,000 -3,000 -2,500 -2,000 -1,500 -1,000 -500 0 500 1,000 1,500 2007A 2012A 2017E 2022E Surplus / (Deficit) Ex-ETF market balance Pt Price (US $ / oz) (rhs) 0 100 200 300 400 500 600 700 800 900 -2,500 -2,000 -1,500 -1,000 -500 0 500 1,000 1,500 2,000 2,500 2007A 2012A 2017E 2022E Surplus / Deficit (koz) Ex-ETF market balance Pall Price (US $ / oz) (rhs)

Stillwater Transaction Rationale

Strong culture fit 26 Employees and safety Focus on proactive safety and health systems to reduce loss and to promote improvement Environmental excellence State-of-the-art systems and treatment facilities Strive to exceed environmental standards Signatory to a voluntary Good Neighbour Agreement with local community Community engagement Sustained investment into local communities through donations to several local foundations Provide access to higher education through scholarships Sibanye Stillwater

27 Stillwater Mine (Underground) Location: Montana Production '15A: 320koz 2E Cash Costs '15A: $506/oz1 Reserves: 8.8moz 2E Estimated Mine Life: 25+ years East Boulder Mine (Underground) Location: Montana Production '15A: 201koz 2E Cash Costs '15A: $528/oz1 Reserves: 11.1moz 2E Estimated Mine Life: 25+ years Blitz Development (Underground) Location: Montana First Production: Late 2017 / early 2018 Production Target: 270-330koz 2E Remaining Capex: c.$75-95m to 1st production c.$150m in total United States Sibanye – Gold Operations Production '15A: 1.5moz Cash Cost '15A: $848/oz Sibanye – PGM Operations Production '15A: 1.1moz 4E Southern Africa Metallurgy Complex & Recycling Facility Consists of smelter and refinery located in Montana Among the world’s largest and most advanced PGM recycling operations Recycled volumes '15A: 340koz PGM2 PF 4E Reserves by Geography3 PF 4E Production by Geography4 54.3 moz 1.7 moz Creating a global world class PGM producer 37% 63% 31% 69% USA Southern Africa

Moving Sibanye down the PGM cost curve 28 Source: Nedbank Research, Company filings Global PGM Cash cost + Capex curve (CY16E - At spot) Synergies at Rustenburg and Kroondal to improve competivness Pro-forma Moves Sibanye down the PGM cost curve Further benefits from realisation of synergies between Rustenburg and Kroondal 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 5,500 6,000 6,500 7,000 7,500 8,000 8,500 - 250 500 750 1,000 1,250 1,500 1,750 2,000 - 250 500 750 1,000 1,250 1,500 1,750 2,000 Cumulative Semi - Annual Production (koz) Cash Cost and Basket Price (US$/oz) Other Assets Stillwater Sibanye Spot PGM Basket Price Stillwater Mine Platinum Mile Mine East Boulder Mine Two Rivers (ARM / IMP) Sylvania Dumps (SLP) Mogalakwena (AMS) Mototolo (GLEN / AMS) Zimplats (IMP) BRPM (RBP) Kroondal Mimosa Modikwa (ARM / AMS) Marikana (LMI) Marula (IMP) Amandelbult Section (AMS) Bokoni (ATL) Rustenburg Section Booysendal (NHM) Pandora (LMI / AMS) Zondereinde (NHM) Unki (AMS) Union Section (AMS) Impala Mine (IMP) Twickenham (AMS) Maseve (PTM)

A Premier global gold and PGM mining company 29 2015A Palladium Production (moz) 2015A 4E Production1 (moz) Source: Company filings Notes: Platinum, palladium, rhodium and gold (together referred to as 3E+Au or 4E). Stillwater data on a 2E basis Exclusive of Rustenburg Mine Includes PGM by-products only Rustenburg + Aquarius + Stillwater. Rustenburg as publicly disclosed in December 2015; Aquarius Platinum as publicly disclosed in June 2015 and depleted based on actual production to reach December 2015 figures Pro forma for Rustenburg and Aquarius acquisitions Excludes gold Prill split assumed to be same as 9m’16 for Stillwater’s current mining operations 2015A Gold Production (moz) Includes Blitz at full ramp-up by 2021/22 (270-330koz 2E)7 Sibanye PGM Division Ranking Sibanye Gold Division Ranking

Quality growth and extended mine life 30 Source: Company guidance Expected Gold and PGM LoM production plan (Next 20 Years) 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 Sibanye, Gold Rustenburg + Aquarius, PGM Stillwater ex. Blitz, PGM Blitz first 5 years, PGM Blitz ramped up, PGM Gold Fields plan, Gold

Key takeaways 31 “We believe that this is a transformative transaction at a positive time in the cycle. With world-class operating assets and resource base, we are creating a cash-generative, globally competitive, South African mining champion” - Neal Froneman, CEO of Sibanye Transaction complements Sibanye’s strategic vision of creating a premier global gold and PGM mining company

Conclusion & Next steps

Expected Transaction timeline 33 Indicative milestones 9 December 2016: Transaction announcement Conditions precedent satisfied, or waived, including regulatory approvals Proxy / circular dispatched to Sibanye and Stillwater shareholders Sibanye and Stillwater shareholder meetings held to approve transaction Transaction closing Rights offering executed Debt offerings executed Q1 2017 Q2 2017 Post-Closing

Conclusion 34 Sibanye is committed to creating superior value for ALL stakeholders Gold division is generating substantial cash flows underpining dividends and our ability to grow We have a positive outlook on Platinum group metals (PGMs) in the medium term Platinum acquisitions will realise significant value in the medium term Robust financial position and strong balance sheet at an opportune point in the commodity cycle Industry-leading dividend yield investment thesis remains the cornerstone building block A secure and prosperous future

Questions?